Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333- 163453) of PowerShares DB Multi-Sector Commodity Trust, PowerShares DB Agriculture Fund, PowerShares DB Base Metals Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Oil Fund, and PowerShares DB Energy Fund (the “SEC Registrants”) with the Securities and Exchange Commission of our report dated March 29, 2011, with respect to the statements of financial condition of DB Commodity Services LLC as of December 31, 2010 and 2009, and the related statements of income and expenses, changes in member’s capital, and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the Current Report on Form 8-K of the SEC Registrants dated March 30, 2011. We also consent to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/ KPMG LLP

New York, New York

March 30, 2011